Exhibit 3.12

BYLAWS

OF

SRI ACQUISITION, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of SRI Acquisition, Inc. (the “Corporation”) shall be established and maintained at the office of The Corporation Company, in the City of Montgomery, in the County of Montgomery, in the State of Alabama, and The Corporation Company shall be the registered agent of the Corporation in charge thereof. The Corporation shall also maintain its chief executive offices in Spartanburg, South Carolina.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Alabama, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Alabama, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting, which shall be within three months after the end of the fiscal year of the Corporation.

SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Alabama, as shall be stated in the notice of meeting.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. A proxy may be appointed by an instrument in writing authorized by such stockholder or his duly authorized attorney-in-fact. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The list shall also be kept on file at the principal office of the Corporation for a period of ten days prior to the meeting, and shall be subject to inspection by any stockholder making request thereof at any time during usual business hours.

SECTION 4. QUORUM. Except as otherwise required by law or by the Articles of Incorporation, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof; provided, however, that in the event that any adjournment shall be for more than thirty days, or after any adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record, and such stockholders shall be entitled to vote thereat.

SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the Board of Directors, or by the holders of not less than one-tenth (1/10) of all the Shares entitled to vote at the meeting.

SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and, in the case of a special meeting of stockholders, the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at the stockholder’s address as it appears on the records of the Corporation, not less than ten nor more than fifty days before the date of the meeting. At a special meeting of stockholders, no business other than that stated in the notice shall be transacted without the unanimous consent of all of the stockholders entitled to vote thereat. The capital stock or bonded indebtedness of the Corporation shall not be increased at the annual meeting unless thirty days’ notice has been given before the date of the meeting, or pursuant to such lesser or greater requirements of Section 234 of the Constitution of Alabama as the same may be amended from time to time.

SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The Sole Incorporator of the Corporation shall determine the number of directors to constitute the first Board of Directors of the Corporation. The directors shall be elected at the annual meeting of the stockholders, except for the first Board of Directors which shall be elected by the Sole Incorporator. Except as provided in Section 4 of this Article, each director shall hold office until such director’s successor shall be elected and shall qualify. A director need not be a stockholder. So long as any obligation (the “Obligations”) pursuant to the Loan Agreement (the “Loan Agreement”) between the Corporation and Secured Restaurants Trust, a Delaware statutory business trust, are unsatisfied, however, at least one fifth of the directors of the Corporation shall be persons who are neither officers, directors, employees or 10 percent stockholders of any Affiliate and who shall not have at any time within the immediately preceding year been officers, directors, employees, or 10 percent stockholders of any affiliate (such directors, “Independent Directors”). As used herein, the term “Affiliate” shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 10% or more of the outstanding shares of the Corporation’s common stock, (ii) which is in control of the Corporation, as “control” is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. § 230.405 as in effect on the date hereof, (iii) of which 10% or more of the outstanding shares of common stock is owned beneficially, directly or indirectly, by any entity described in clause (i) or (ii) above, or (iv) which is controlled by any entity described in clause (i) or (ii) above, as “controlled by” is defined under such Section 230.405.2.

SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, or the sole remaining director, may appoint any qualified person to fill such vacancy, who shall hold office until the next annual meeting of stockholders.

SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5. INCREASE OR DECREASE OF NUMBER. The number of directors may be increased or decreased by resolution of the Board of Directors or by the affirmative vote of a majority interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Articles of Incorporation of the Corporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the Corporation, at least one of which such directors must be one of the Independent Directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Articles of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease, mortgage, exchange, or other disposition of all or substantially all of the Corporation’s property and assets other than in the usual and regular course of its business, to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the Bylaws of the Corporation, and, to declare a dividend or distribution from capital surplus, or to authorize the issuance of stock.

SECTION 8. MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two day’s notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting within the meaning of Section 9 of this Article III and for any other purpose.

SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or these Bylaws shall require the vote of a greater number.

SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent, setting forth the action so taken, is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.

SECTION 12. TRANSACTIONS WITH DIRECTORS. Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the Corporation and if either:

(a) The fact of such relationship or interest is disclosed to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

Common or interested directors may not be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. More than two offices may be held by the same person. So long as any of the Obligations are unsatisfied, at least one of the Corporation’s officers (who may also be one of the Independent Directors) shall be a person who is neither an officer, director, employee or 10 percent stockholder of any Affiliate and who shall not have at any time within the immediately preceding year been an officer, director, employee or 10 percent stockholder of any Affiliate.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall preside at the meetings of the stockholders or Board of Directors and shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors. Except where by law the signature of the President is required, he shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors. He shall, in general, perform all duties incident to the office of the Chairman of the Board, subject, however, to the direction and control of the Board of Directors and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers of supervision and management usually vested in the office of President of a corporation. Subject to the Bylaws and the Board of Directors, the President shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the

Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts in behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to the Vice-President by the directors.

SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all transactions performed as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of duties in such amount and with such surety as the board shall prescribe.

SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of the Secretary’s absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the directors or the President. The Secretary shall keep account for any books, documents, papers and records of the Corporation, except for those for which some other officer or agent is properly accountable. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the President, Treasurer or Secretary, respectively, or by the directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by the stockholder in the Corporation. Any of or all the signatures may be facsimiles.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost of destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation and the words “CORPORATE SEAL ALABAMA.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Treasurer or by such officer or officers, agent or agents of the Corporation as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder, director, committee member or officer, whether by statute, the Articles of Incorporation, these or committee Bylaws or otherwise, such notice, except as otherwise required by law, may be given personally or, in the case of directors, committee members or officers, by telephone, or by telegram, telex, cable or like transmission addressed to such director, committee member or officer at such person’s place of business with the Corporation, if any, or at such address as it appears on the books of the Corporation; or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address as it appears on the books of the Corporation, or to such director, committee member or officer at such person’s place of business with the Corporation, if any, or at such address as appears on the books of the Corporation. Any notice given by telegram, telex, cable or like transmission shall be deemed to have been given when it shall have been delivered for transmission, and any notice given by mail shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 10. ANNUAL REPORTS TO STOCKHOLDERS. The Board of Directors shall cause the Corporation to mail to each of its stockholders, not later than one hundred twenty (120) days after the close of each of its fiscal years, a financial statement, which may be consolidated, including a balance sheet as of the end of such fiscal year and a statement of income for such fiscal year. Such financial statement shall be prepared in accordance with generally accepted accounting principles, or, if the books of the Corporation are not maintained on that basis, may be prepared either on the same basis used by the Corporation for filing its United States income tax returns or as required by appropriate regulatory agencies. The financial statement shall be accompanied by a report of the President, the officer of the Corporation in charge of its financial records or a certified public accountant stating whether, in his opinion, the financial statements of the Corporation present fairly the financial position of the Corporation and the results of its operations in accordance with generally accepted accounting principles and, if not, describing the basis of their preparation and giving his opinion of the fairness of the presentation of the data shown by them, in accordance with accounting procedures generally used in the trade, industry or business conducted by the Corporation.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify each incorporator, director and officer of the Corporation, and each person serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Alabama, including but not limited to the indemnification provided in Section 10-2A-21 of the Alabama Business Corporation Act, as such Alabama Business Corporation Act or such Section 10-2A-21 now or hereafter exists. The Corporation may, if and to the extent authorized by the Board of Directors of the Corporation in a specific case, indemnify employees or agents of the Corporation in the same manner and to the same extent. The indemnification obligations set forth herein shall inure to the benefit of heirs, executors, administrators and personal representatives of those persons entitled to indemnification and shall be binding upon any successor of the Corporation to the fullest extent permitted by the laws of the State of Alabama, as from time to time in effect. The foregoing shall not be construed to limit the powers of the Board of Directors to provide any other rights of indemnity that it may deem appropriate.

ARTICLE VI

AMENDMENTS

Subject to the applicable provision in the Articles of Incorporation, these Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made is contained in the notice of such special meeting, by the affirmative vote of the holders of such special meeting, by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made is contained in the notice of such special meeting. The Board of Directors may not alter, amend, add to, or repeal any Bylaw establishing what constitutes a quorum at meetings of the stockholders.

DAB/108